Exhibit 10.15

WESTINGHOUSE AIR BRAKE

TECHNOLOGIES CORPORATION

1001 Air Brake Avenue

Wilmerding, PA 15148-0001

2011 Stock Incentive Plan

Agreement for Nonstatutory Stock Options

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and (NAME), an employee of the Corporation or a subsidiary of the Corporation (the “Optionee”), for good and valuable consideration the receipt and adequacy of which are hereby acknowledged and intending to be legally bound hereby, agree as follows:

1. Grant of Option. The Corporation hereby confirms the grant to the Optionee, effective on (DATE) (the “Date of Grant”), of an option (the “Option”) to purchase (NUMBER) shares of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”) at an option price per share of (PRICE), the fair market value per share of the Common Stock on the Date of Grant, under and subject to the terms and conditions of the Corporation’s 2011 Stock Incentive Plan (the “Plan”) and this Agreement. The Plan is incorporated by reference and made a part of this Agreement as though set forth in full. Terms which are capitalized but not defined in this Agreement have the same meaning as in the Plan unless the context otherwise requires.

The Option confirmed hereby is intended to be a nonstatutory stock option as that term is defined in Section 5.1 of the Plan and will not be treated as an incentive stock option under Section 422 or an option under Section 423 of the Internal Revenue Code of 1986 (the “Code”). Subject to the provisions of this Agreement and Section 5.8 of the Plan the Option shall first become exercisable in accordance with the following schedule:

(a)	For twenty-five percent (25%) of the number of shares subject to the Option (rounded down to the next whole number of shares) on March 1, 2012;

(b)	For an additional twenty-five percent (25%) of the number of shares subject to the Option (rounded down to the next whole number of shares) on March 1, 2013;

(c)	For an additional twenty-five percent (25%) of the number of shares subject to the Option (rounded down to the next whole number of shares) on March 1, 2014; and

(d)	For the remaining number of shares subject to the Option on March 1, 2015.

Subject to earlier termination of the Option under the Plan, in any event the Option may not be exercised after February 15, 2021. The Option must be exercised for at least one hundred (100) shares of Common Stock, or, if the number of shares subject to the unexercised portion of the Option is less than 100, all of the remaining shares subject to the Option.

2. Acceptance of Grant of Option. The Optionee accepts the grant of the Option confirmed hereby, acknowledges having received a copy of the Plan and agrees to be bound by the terms and provisions of the Plan and this Agreement, as the Plan may be modified or amended from time to time; provided, however, that no termination, modification or amendment of the Plan shall, without the consent of the Optionee, adversely affect the rights of the Optionee with respect to the Option.

3. Transfer of Option. The Option shall not be transferable otherwise than by Will or by the laws of descent and distribution and the Option shall be exercisable during the lifetime of the Optionee only by the Optionee (or the Optionee’s guardian or legal representative).

4. Procedure for Exercise of Option. The Option may be exercised only by execution and delivery by the Optionee to the Corporation of an exercise form or forms prescribed by the Committee. Each exercise form must set forth the number of whole shares of Common Stock as to which the Option is exercised, must be dated and signed by the person exercising the Option and must be accompanied by cash in United States dollars (including check, bank draft or money order or cash forwarded through a broker or other agent-sponsored exercise or financing program), shares of already-owned Common Stock at the fair market value of such shares on the date of exercise, or any combination of cash and such shares, in the amount of the full purchase price for the number of shares of Common Stock as to which the Option is exercised; provided, however, that any portion of the option price representing a fraction of a share shall be paid by the Optionee in cash.

The Corporation shall advise any person exercising the Option in whole or in part with shares of already-owned Common Stock as to the amount of any cash required to be paid to the Corporation representing a fraction of a share, and such person will be required to pay any such cash directly to the Corporation before any distribution of certificates representing shares of Common Stock or any issuance of the shares in book-entry form will be made. The person exercising the Option should either (a) deliver an executed Assignment Separate from Certificate with respect to each stock certificate delivered in payment of the option price or (b) execute and deliver to the Corporation such forms as the Corporation may require to evidence the payment of the option price with shares of Common Stock previously issued to the person in book-entry form. The signature on all Assignments Separate from Certificate must be guaranteed by a commercial bank or trust company, by a firm having membership in the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. or by any other person acceptable to the Corporation’s Transfer Agent.

The person exercising the Option may choose to exercise the Option by participating in a broker or other agent-sponsored exercise or financing program. If the person so chooses, the Corporation will deliver only the shares of the Common Stock acquired pursuant to the exercise of the Option to the broker or other agent, as designated by the person exercising the Option, and will cooperate with all other reasonable procedures of the broker or other agent to permit participation in the sponsored exercise or financing program. Notwithstanding any procedures of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, no exercise of an Option shall be deemed to occur and no shares of the Common Stock will be issued or delivered until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent.

If a person other than the Optionee exercises the Option, the exercise material must include proof satisfactory to the Corporation of the right of such person to exercise the Option.

The exercise material should be hand delivered to the Vice-President, Human Resources at the Corporation, mailed to the Corporation at the address set forth on the cover page of this Agreement, Attention: Vice-President, Human Resources or faxed to the Corporation (412-825-1501), Attention: Vice-President, Human Resources. In the case of hand delivery, the date of exercise is the date on which the exercise form or forms, proof of right to exercise (if required) and payment of the option price in cash or shares of already-owned Common Stock are hand delivered. In the case of mailing or fax, the date of exercise is the first date on which the exercise form or forms, proof of right to exercise (if required) and payment of the option price in cash or shares of already-owned Common Stock have been received by the Corporation. For purposes of determining the date of exercise where payment of the option price is made in shares of already-owned Common Stock, any cash required to be paid to the Corporation with respect to a fraction of a share shall not be taken into account in determining whether payment of the option price has been made. If exercise is made by mail or fax and the option price is paid in whole or in part with shares of already-owned Common Stock by delivery of certificates evidencing the shares of Common Stock, the executed Assignments Separate from Certificate should be mailed to the Corporation at the same time in a separate envelope from the stock certificates.

5. Determination of Fair Market Value. For the purposes of this Agreement, the fair market value of the Common Stock shall be determined as provided in Section 1.2(d) of the Plan.

6. Issuance of Certificates/Book-Entry Registration. Subject to Section 4 of this Agreement and this Section 6, the Corporation will either (a) issue a certificate or (b)

issue in book-entry form the number of shares of Common Stock to which the person exercising the Option is entitled as soon as practicable after the date of exercise. Unless the person exercising the Option otherwise directs the Corporation in writing, the certificate or certificates will be registered, or the book-entry will be made, in the name of the person exercising the Option and delivered to such person1. If the Option is exercised and the option price is paid in whole or in part with shares of already-owned Common Stock by delivery of certificates evidencing the shares of Common Stock, the Corporation will issue at the same time and return to the person exercising the Option a certificate representing the number of any excess shares included in any certificate or certificates delivered to the Corporation at the time of exercise.

Under Section 10 of the Plan, the obligation of the Corporation to issue shares on exercise of an option is subject to (i) the effectiveness of a Registration Statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel to the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the shares of Common Stock may then be listed, (iii) all other applicable laws, regulations, rules and orders which may then be in effect, and (iv) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable. The Corporation is not obligated to file such a Registration Statement. If at the time of exercise of the Option, no such Registration Statement is in effect, the issuance of shares on exercise of the Option may also be made subject to such restrictions on the transfer of the shares, including the placing of an appropriate legend on the certificates restricting the transfer thereof, and to such other restrictions as the Committee, on the advise of counsel, may deem necessary or appropriate to prevent a violation of applicable securities laws. The Optionee hereby represents and warrants to the Corporation that any shares of Common Stock that the Optionee acquires hereunder are and will be acquired without a view to the distribution of such shares.

7. Withholding of Taxes. The Optionee will be advised by the Corporation as to the amount of any United States Federal income, excise or employment taxes required to be withheld by the Corporation or a Subsidiary on any compensation income resulting from the exercise of the Option. State, local or foreign income or employment taxes or insurance contributions may also be required to be withheld by the Corporation or a Subsidiary on any compensation income resulting from the exercise of the Option. The Optionee shall pay any such taxes required to be withheld directly to the Corporation or the Subsidiary in cash upon request, provided, however, that the Optionee may elect to settle any withholding obligation with Common Stock pursuant to and in accordance with the conditions of Section 15.2 of the Plan. If the Optionee does not pay any taxes required to be withheld directly to the Corporation or the Subsidiary within ten (10) days after any such request, the Corporation and any of its Subsidiaries may withhold such

[1]	If the person exercising the Option directs the Corporation to register the Common Stock in the name of another, the person exercising the Option should consult his or her tax advisor on the gift tax implications of such registration.

taxes from any other compensation to which the Optionee is entitled from the Corporation or the Subsidiary. The Optionee shall hold the Corporation and its Subsidiaries harmless in acting to satisfy the withholding obligation in this manner if it becomes necessary to do so.

8. Interpretation of Plan and Agreement. This Agreement is the written agreement referred to in Section 2.5 of the Plan. If there is any conflict between the Plan and this Agreement, the provisions of the Plan shall control. However, there may be provisions in this Agreement not contained in the Plan, which provisions shall nevertheless be effective. In addition, to the extent that provisions in the Plan are expressly modified for purposes of this Agreement pursuant to authorization in the Plan, the provisions of this Agreement shall control. Any dispute or disagreement which shall arise under or in any way relate to the interpretation or construction of the Plan or this Agreement shall be resolved by the Committee and the decision of the Committee shall be final, binding and conclusive for all purposes.

9. Effect of Agreement on Rights of Corporation and Optionee. This Agreement does not confer any right on the Optionee to continue in the employ of the Corporation or a Subsidiary or interfere in any way with the rights of the Corporation or a Subsidiary to terminate the employment of the Optionee.

10. Effect of Agreement on Other Employee Benefit Plans of the Corporation. The Optionee hereby acknowledges and agrees that no amount of income received by the Optionee under this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Corporation or a Subsidiary (notwithstanding the definition of compensation provided in such plans), including but not limited to the Westinghouse Air Brake Company Retirement Plan for Non-Bargaining Employees and the WABCO Savings Plan.

11. Binding Effect. This Agreement shall be binding upon the successors and assigns of the Corporation and upon the legal representatives, heirs and legatees of the Optionee.

12. Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and the Optionee and supersedes all prior agreements and understandings, oral or written, between the Corporation and the Optionee with respect to the subject matter of this Agreement.

13. Amendment. This Agreement may be amended only by a written instrument signed by the Corporation and the Optionee.

14. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of any of the provisions of this Agreement.

15. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, exclusive of choice of law principles.

IN WITNESS WHEREOF, the Corporation and the Optionee have executed this Agreement as of the 15th day of February, 2011.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:
Scott E. Wahlstrom
Vice-President, Human Resources

WITNESS:	OPTIONEE:

(NAME)